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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

            STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
             OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                        PNC BANK, NATIONAL ASSOCIATION
              (Exact Name of Trustee as Specified in its Charter)

                                NOT APPLICABLE
                       (Jurisdiction of incorporation or
                   organization if not a U.S. national bank)

                                  25-1197336
                     (I.R.S. Employer Identification No.)

                                 One PNC Plaza
         Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15222
             (Address of principal executive offices - Zip code)

        Allan K. Poust, Vice President, PNC Bank, National Association
           4th Floor, Two PNC Plaza, Pittsburgh, Pennsylvania 15222
                                (412) 762-2838
           (Name, address and telephone number of agent for service)

                           R.A.B. ENTERPRISES, INC.
              (Exact name of obligor as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  13-3988873
                     (I.R.S. Employer Identification No.)

                         444 Madison Avenue, Suite 601
                           New York, New York 10022
              (Address of principal executive offices - Zip code)

                         10 1/2% Senior Notes due 2005
                      (Title of the indenture securities)

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Item 1.  General information.

         Furnish the following information as to the trustee:

                  (a) Name and address of each examining or supervising authority to which it is subject.

                       Comptroller of the Currency              Washington, D.C.
                       Federal Reserve Bank of Cleveland        Cleveland, Ohio
                       Federal Deposit Insurance Corporation    Washington, D.C.

                  (b) Whether it is authorized to exercise corporate trust powers.

                       Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor (which terms includes, for the purposes of this Form T-1, the co-registrants specified in the Form S-4 to which this Form T-1 is an Exhibit) nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

         The issuer currently is not in default under any of its outstanding securities for which PNC Bank is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

                  Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         Exhibit T-1-1      -       Articles of Association of the trustee,
                                    with all amendments thereto, as presently in effect, filed as Exhibit 1 to Trustee's
                                    Statement of Eligibility and
                                    Qualification, Registration No. 333-43153 and incorporated herein by reference.

         Exhibit T-1-2      -       Copy of Certificate of the Authority of
                                    the Trustee to Commence Business, filed as
                                    Exhibit 2 to Trustee's Statement of
                                    Eligibility and Qualification,
                                    Registration No. 2-58789 and incorporated herein by reference.

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         Exhibit T-1-3      -       Copy of Certificate as to Authority of the
                                    Trustee to Exercise Trust Powers, filed as
                                    Exhibit 3 to Trustee's Statement of
                                    Eligibility and Qualification,
                                    Registration No. 2-58789, and incorporated herein by reference.

         Exhibit T-1-4      -       The By-Laws of the trustee, filed as
                                    Exhibit 4 to Trustee's Statement of
                                    Eligibility and Qualification,
                                    Registration No. 333-28711 and
                                    incorporated herein by refenence.

         Exhibit T-1-5      -       The consent of the trustee required by
                                    Section 321(b) of the Act.

         Exhibit T-1-6      -       The copy of the Balance Sheet taken from
                                    the latest Report of Condition of the
                                    trustee published in response to call made by Comptroller of the Currency under
                                    Section 5211 U.S. Revised Statutes.


                                     NOTE

         The answers to this statement, insofar as such answers relate to (a) what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or directors or executive officers of the obligor, and (b) the voting securities of the trustee owned beneficially by the obligor and each director and executive officer of the obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an examination of the trustee's records. While the trustee has no reason to doubt the accuracy of any such information furnished by the obligor, it cannot accept any responsibility therefor.



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                        Signature appears on next page

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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh and Commonwealth of Pennsylvania on October 22, 1998.

                                            PNC BANK, NATIONAL ASSOCIATION
                                            (Trustee)


                                            By  /s/ Douglas A. Wilson
                                              -------------------------------
                                                        Douglas A. Wilson
                                                        Trust Officer

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                                                                 EXHIBIT T-1-5


                              CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in connection with the proposed issuance by R.A.B. Enterprises, Inc. of its 10 1/2% Senior Notes due 2005, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            PNC BANK, NATIONAL ASSOCIATION
                                            (Trustee)


                                            By  /s/ Douglas A. Wilson
                                              -------------------------------
                                                        Douglas A. Wilson
                                                        Trust Officer


Dated: October 22, 1998

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                                                                 EXHIBIT T-1-6


                          SCHEDULE RC - BALANCE SHEET
                                     FROM
                              REPORT OF CONDITION
              Consolidating domestic and foreign subsidiaries of
                        PNC BANK, NATIONAL ASSOCIATION
                  of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                                 June 30, 1998
                       filed in response to call made by
                         Comptroller of the Currency,
                under title 12, United States Code, Section 161
                              Charter Number 540
               Comptroller of the Currency Northeastern District


                                 BALANCE SHEET

                                                                                                 Thousands
                                                                                                 of Dollars
                                                                                                 ----------

                                                    ASSETS

Cash and balances due from depository institutions
   Noninterest-bearing balances and currency and coin...................................       $ 2,125,144
   Interest-Bearing Balances............................................................            86,718
Securities
   Held-to-maturity securities..........................................................                 0
   Available-for-sale securities........................................................         6,268,812
Federal funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBFs:
   Federal funds sold and
   Securities purchased under agreements to resell......................................           533,355
Loans and lease financing receivables:
   Loans and leases, net of unearned income                         $56,487,879
   LESS:  Allowance for loan and lease losses                           826,069
   LESS:  Allocated transfer risk reserve                                     0
   Loans and leases, net of unearned income,
      allowance and reserve............................................................         55,661,810
Trading assets ........................................................................            190,500
Premises and fixed assets (including capitalized leases)...............................            797,786
Other real estate owned ...............................................................             43,023
Investments in unconsolidated subsidiaries and
   associated companies ...............................................................              4,401
Customers' liability to this bank on acceptances
   outstanding.........................................................................             70,753
Intangible assets .....................................................................          2,144,235
Other assets...........................................................................          2,345,052
                                                                                               -----------

   Total Assets........................................................................       $ 70,271,589
                                                                                               ===========


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                                  LIABILITIES

Deposits:
   In domestic offices.................................................................        $40,095,977
      Noninterest-bearing                                            $ 9,645,083
      Interest-bearing                                                30,450,894
   In foreign offices, Edge and Agreement subsidiaries,
      and IBFs.........................................................................          4,133,211
      Noninterest-bearing                                              $   5,376
      Interest-bearing                                                 4,127,835
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased and
      Securities sold under agreements to repurchase...................................          1,950,155
Demand notes issued to U.S. Treasury...................................................                 25
Trading Liabilities....................................................................            489,268
Other borrowed money
   With original maturity of one year or less..........................................          8,780,835
   With original maturity of more than one year through three years....................          1,754,215
   With original maturity of more than one year........................................          4,710,181
Bank's liability on acceptances executed and outstanding...............................             70,753
Subordinated notes and debentures .....................................................            901,354
Other liabilities......................................................................          1,250,979
                                                                                            --------------
Total liabilities......................................................................         64,136,953


                                                EQUITY CAPITAL

Perpetual preferred stock and related surplus..........................................                  0
Common Stock...........................................................................            218,919
Surplus. . . ..........................................................................          2,549,559
Undivided profits and capital reserves.................................................          3,380,559
Net unrealized holding gains (losses) on
   available-for-sale securities.......................................................           (14,401)
Cumulative foreign currency translation adjustments....................................                  0
Total equity capital...................................................................          6,134,636
                                                                                               -----------

Total liabilities and equity capital...................................................       $ 70,271,589
                                                                                                ==========